Exhibit (j) under N-1A
                                          Exhibit 23 under Item 601/Reg SK




                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 12, 2000, with respect to the financial statement of the 4 Winds Treasury Money Market Fund included in this Pre-Effective Amendment No. 3 to the Registration Statement (Form N1-A, Registration No. 333-45050).

                                   /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Boston, Massachusetts
October 13, 2000